Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in the Form SB-2/A (Amendment No. 2) of The Blackhawk Fund of our report dated February 1, 2007 on our audit of the financial statements of The Blackhawk Fund as of December 31, 2006 and for the quarter ended June 30, 2007.

/s/ Gruber & Company, LLC

Lake Saint Louis, Missouri

November 8, 2007